[EXHIBIT 10ww TO COLONIAL GAS COMPANY
              FORM 10-K FOR YEAR ENDING 12/31/93]

                      SERVICE AGREEMENT
                        (EFT Service)

          AGREEMENT made this 28th day of October, 1993, by and between NATIONAL FUEL GAS SUPPLY CORPORATION, a Pennsylvania corporation, hereinafter called "Transporter" and COLONIAL GAS COMPANY, a Massachusetts corporation, hereinafter called "Shipper."

           WHEREAS, Shipper has requested that Transporter transport natural gas; and

           WHEREAS,  Transporter has agreed to provide  such
transportation  for  Shipper  subject  to  the   terms   and
conditions hereof.

           WITNESSETH: That, in consideration of the mutual covenants herein contained, the parties hereto agree that Transporter will transport for Shipper, on a firm basis, and Shipper will furnish, or cause to be furnished, to Transporter natural gas for such transportation during the term hereof, at the prices and on the terms and conditions hereinafter provided.

                          ARTICLE I
                         Quantities

           Beginning on the date on which deliveries of gas are commenced hereunder and thereafter for the remaining term of this Agreement, and subject to the provisions of Transporter's EFT Rate Schedule, Transporter agrees to transport for Shipper's account up to the following quantities of natural gas: Contract Maximum Daily Transportation Quantity (MDTQ) of 577 Deatherms (Dth)

                         ARTICLE II
                            Rate

           Unless otherwise mutually agreed in a written amendment to this Agreement, for each dekatherm of gas transported for Shipper by Transporter hereunder, Shipper shall pay Transporter the maximum rate provided under Rate Schedule EFT set forth in Transporter's effective FERC Gas Tariff. In the event that the Transporter places on file with the Federal Energy Regulatory Commission ("Commission") another rate schedule which may be applicable to transportation service rendered hereunder, then Transporter, at its option, may from and after the effective date of such rate schedule, utilize such rate schedule in performance of this Agreement. Such a rate schedule(s) or superseding rate schedule(s) and any revisions thereof which shall be filed and become effective shall apply to and be a part of this Agreement. Transporter shall have the right to propose, file and make effective with the Commission, or other body having jurisdiction, changes and revisions of any effective rate schedule(s), or to propose, file, and make effective superseding rate schedules, for the purpose of changing the rate, charges, and other provisions thereof effective as to Shipper.

           Shipper agrees to reimburse Transporter for the filing fees associated with this service and paid to the Commission.

                           ARTICLE III
                      Term of Agreement

           This Agreement shall be effective as of August 1, 1993 and shall continue in effect until October 31, 2000, and shall continue in effect from year to year thereafter until terminated by either Shipper or Transporter upon twelve (12) months written notice to the other.

                         ARTICLE IV
               Points of Receipt and Delivery

           The  Point(s) of Receipt for all gas that may  be
received for Shipper's account for transportation by Transporter, and the receipt entitlements applicable to each point of receipt, or combinations of receipt points, are set forth in Appendix A.

           The Point(s) of Delivery for all gas to be delivered by Transporter for Shipper's account are set forth in Appendix B.

                          ARTICLE V
       Incorporation By Reference of Tariff Provisions

           To the extent not inconsistent with the terms and conditions of this agreement, the provisions of Rate Schedule EFT, or any effective superseding rate schedule or otherwise applicable rate schedule, including any provisions of the General Terms and Conditions incorporated therein, and any revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference.

                         ARTICLE VI
               Cancellation of Prior Contracts

          If this Agreement becomes effective as an executed service agreement, it shall supersede and cancel all prior gas sales agreements between the parties, including but not limited to Shipper's interest in the Gas Sales Agreement dated February 27, 1984 between Algonquin Gas Transmission Company as Buyer and National Fuel Gas Supply Corporation as Seller.

                         ARTICLE VII
                        Miscellaneous

           1. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto, and no course of dealing between the parties shall be construed to alter the terms hereof, except as expressly stated herein.

           2. No waiver by any party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any other default or defaults, whether of a like or of a different character.

           3 Any company which shall succeed by purchase, merger or consolidation of the gas related properties, substantially as an entirety, of Transporter or of Shipper, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. Either party may, without relieving itself of its obligations under this Agreement, assign any of its rights hereunder to a company with which it is affiliated, but otherwise, no assignment of this Agreement or of any of the rights or obligations hereunder shall be made unless there first shall have been obtained the consent thereto in writing of the other party. Consent shall not be unreasonably withheld.

           4. Except as herein otherwise provided, any notice, request, demand, statement or bill provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and shall be considered as duly delivered when mailed by registered or certified mail to the Post Office address of the parties hereto, as the case may be, as follows:

Transporter:  National Fuel Gas Supply Corporation
              Gas Supply - Transportation
              Room 1200
              10 Lafayette Square
              Buffalo, New York  14203

Shipper:      Colonial Gas Company
              Attn:  John P. Harrington, Vice President
              Gas Supply
              40 Market Street
              P.O. Box 3064
              Lowell, MA 01853

or at such other address as either party shall designate by formal written notice. Routine communications, including monthly statements, shall be considered as duly delivered when mailed by either registered, certified, or ordinary mail, electronic communication, or telecommunication.

           5. Transporter and Shipper shall proceed with due diligence to obtain such governmental and other regulatory authorizations as may be required for the rendition of the services contemplated herein, provided that Transporter reserves the right to file and prosecute applications for such authorizations, any supplements or amendments thereto and, if necessary, any court review, in such manner as it deems to be in its best interest, including the right to withdraw the application or to file leadings and motions (including motions for dismissal).

           6. This Agreement and the respective obligations of the parties hereunder are subject to all present and future valid laws, orders, rules and regulations of constituted authorities having jurisdiction over the parities, their functions or gas supply, this Agreement or any provision hereof. Neither party shall be held in default for failure to perform hereunder if such failure is due to compliance with laws, orders, rules or regulations of any such duly constituted authorities.

           7.   The subject headings of the articles of this
Agreement   are  inserted  for  the  purpose  of  convenient
reference and are not intended to be a part of the Agreement nor considered in any interpretation of the same.

           8.   No presumption shall operate in favor of  or
against   either   party  hereto  as   a   result   of   any
responsibility either party may have had for drafting this Agreement.

           9. The interpretation and performance of this Agreement shall be in accordance with the laws of the State of Pennsylvania, without recourse to the law regarding the conflict of laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized personnel and attested by their respective Secretaries or Assistant Secretaries, the day any year first above written.

                       NATIONAL FUEL GAS SUPPLY CORPORATION
                                Transporter


Attest:


__________________                  By:_______________________
 Secretary                                 President
(Corporate Seal)


                       COLONIAL GAS COMPANY

                          Shipper
Attest:

Carol E. Elden                      By:  John P. Harrington
Secretary                                Vice President, Gas Supply
(Corporate Seal)

                              Appendix A

                          Receipt Entitlements
                           Colonial Gas Company
                         (all Quantities in Dth)

Upstream Receipts
    TGP   Zone 4 Points             365
          Zone 5 Points             224

Total Upstream Receipts             589

Total Receipt Entitlements          589


                        Available Receipt Points

Meter Name              Meter Number       Line Designation

Zone 5 points

Clarence                2-0497             XM-2
Colden Storage          6-0003             T
East Aurora             2-0077             X
Hamburg (E. Eden)       2-0076             T,X
Lewiston                2-0092             8 inch
Mayville                2-0088             6 inch
Nashville Storage       2-0243             RM-32
Pekin                   2-0326             Z
Sherman                 2-0428             4 inch

Zone 4 points

Cochranton              2-0314             S-M2
Coudersport             2-0074             Y-M2
Cranberry Sales         2-0703             H
Hebron Storage          6-0001             Storage
Lamont                  2-0072             K
Mercer                  2-0069             N-M44
Pettis                  2-0071             H-M2
Rose Lake               2-0527             Y-M2
Russel City             2-0301             L
Sharon                  2-0496             N-M51
Townville               2-0390             4 inch
Union City              2-0200             Q
Wattsburg               2-0075             D-20
National-Camp           2-0767             200 leg
   Perry Sales


                              Appendix B
                        Available Delivery Points

Meter Name              Meter Number       Line Designation

Wharton                 3261               YM7

                   [END OF EXHIBIT 10ww TO COLONIAL GAS COMPANY
                       FORM 10-K FOR YEAR ENDING 12/31/93]